Trust	                              Fund Name

Columbia Funds Series Trust 	   Columbia Municipal Reserves Fund


CUSIP                            Issuer/Security Description

160853LF2                        NC Charlotte Mecklenburg Hosp. 1/15/2038

Note/Bond/Equity	        Purchase Date     Selling Broker

     Bond                         8/27/2007        Citibank

Face Value
Bond/ # of                         Amount
Shares              Share          Paid By
Purchased           Price/Par       Fund          FYE

40,200,000          100.0000       40,200,000     8/31